Exhibit 99.1

OPNET Announces Financial Results for Second Quarter of Fiscal 2009

Revenue of $32.4 million

Operating Margin of 9.6%

Diluted earnings per share of $0.10

BETHESDA, MD—October 30, 2008—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that revenue for the second fiscal quarter, ended September 30, 2008 was $32.4 million, compared to $25.0 million for the same quarter in the prior fiscal year. Diluted earnings per share for the second quarter of fiscal 2009 were $0.10, compared to diluted earnings per share of $0.06 for the same quarter in the prior fiscal year.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to have achieved record quarterly revenue of $32.4 million. Our license revenue of $14.0 million this quarter exceeded our previous license revenue record of $12.9 million, which we achieved last quarter. We are also very pleased to have improved our operating margin for the third consecutive quarter to 9.6%, and we remain committed to further improvements in profitability.”

Cohen continued, “We believe that weakness in the economy during the quarter affected business activity, and may continue to do so in the future. However, we remain cautiously optimistic that the growth opportunities generated by our enhanced solution portfolio will allow us to continue growing sales. In particular, we continue to have strong demand for our end-to-end application performance management solutions.”

The Company’s second quarter fiscal 2009 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled, “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Second Quarter of Fiscal 2009:

•

Grew revenue year-over-year 29.5% to $32.4 million from $25.0 million for the same quarter of fiscal 2008. Revenue for the quarter increased sequentially 7.5% from $30.1 million for the first quarter of fiscal 2009.

•

License revenue increased year-over-year by 45.4% to $14.0 million from $9.6 million for the same quarter of fiscal 2008. License revenue for the quarter increased sequentially 8.3% from $12.9 million for the first quarter of fiscal 2009.

•

Ended the quarter with deferred revenue of $29.7 million, a 34.6% increase year-over-year from $22.0 million at the end of the same quarter of fiscal 2008 and a 5.6% decrease sequentially from $31.4 million at the end of the first quarter of fiscal 2009.

•

Gross profit increased year-over-year to $24.5 million from $19.0 million for the same quarter of fiscal 2008. Gross profit increased sequentially from $22.2 million in the first quarter of fiscal 2009.

•

Operating income increased year-over-year to $3.1 million from $211 thousand for the same quarter of fiscal 2008. Operating income increased sequentially from $945 thousand in the first quarter of fiscal 2009.

•	Operating margin increased year-over-year to 9.6% from 0.8% for the same quarter of fiscal 2008. Operating margin increased sequentially from 3.1% in the first quarter of fiscal 2009.

Non-GAAP Financial Highlights for the Second Quarter of Fiscal 2009:

•

Non-GAAP gross profit increased year-over-year to $25.1 million from $19.2 million for the same quarter of fiscal 2008. Non-GAAP gross profit increased sequentially from $22.9 million in the first quarter of fiscal 2009.

•

Non-GAAP operating income increased year-over-year to $4.2 million from $808 thousand for the same quarter of fiscal 2008. Non-GAAP operating income increased sequentially from $2.0 million in the first quarter of fiscal 2009.

•

Non-GAAP operating margin increased year-over year to 13.0% from 3.2% for the same quarter of fiscal 2008. Non-GAAP operating margin increased sequentially from 6.6% in the first quarter of fiscal 2009.

•

Non-GAAP net income increased year-over-year to $2.7 million from $1.9 million for the same quarter of fiscal 2008. Non-GAAP net income increased sequentially from $1.4 million in the first quarter of fiscal 2009.

•

Non-GAAP diluted earnings per share increased year-over-year to $0.13 from $0.09 for the same quarter of fiscal 2008. Non-GAAP diluted earnings per share increased sequentially from $0.07 in the first quarter of fiscal 2009.

Third Quarter Fiscal Year 2009 Financial Outlook

OPNET currently expects fiscal 2009 third quarter GAAP revenue to be between $31.0 million and $34.0 million, and GAAP diluted earnings per share to be between $0.08 and $0.18. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Thursday, October 30, 2008 at 5:00 pm EDT to review financial results for the second quarter of fiscal 2009.

To listen to the OPNET investor conference call:

•	Call 877-407-9205 in the U.S. or 201-689-8054 for international callers, or

•

Use the webcast at www.opnet.com, or at www.investorcalendar.com (click on OPNT under “VCalls by Date”). Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 877-660-6853 or 201-612-7415 for international callers. For replay, enter account # 286, conference ID # 299212. The replay will be available from 7:00 pm EDT October 30, 2008 through 11:59 pm EDT November 6, 2008.

•	The webcast will be available at www.opnet.com or at www.investorcalendar.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, including non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP to evaluate its operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles, which is included in its GAAP presentation of amortization of acquired technology and customer relationships, and research and development, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, and are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in its GAAP presentation of cost of software license updates, technical support and services, cost of professional services, research and development expense, sales and marketing expense and general and administrative expense. Although stock-based compensation is an expense of OPNET and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”). Forward-looking statements, including comments concerning expected revenue for the third quarter of fiscal 2009, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission on June 9, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Revenue:
New software licenses	$14,011	$9,637	$26,947	$18,326
Software license updates, technical support, and services	11,215	8,493	20,956	16,684
Professional services	7,132	6,861	14,549	13,313

Total revenue	32,358	24,991	62,452	48,323

Cost of revenue:
New software licenses	547	153	1,176	363
Software license updates, technical support, and services	1,152	1,071	2,273	2,239
Professional services	5,554	4,576	11,081	8,892
Amortization of acquired technology and customer relationships	578	165	1,157	329

Total cost of revenue	7,831	5,965	15,687	11,823

Gross profit	24,527	19,026	46,765	36,500

Operating expenses:
Research and development	8,181	6,618	15,704	12,803
Sales and marketing	9,989	9,468	20,924	18,115
General and administrative	3,236	2,729	6,071	5,430

Total operating expenses	21,406	18,815	42,699	36,348

Income from operations	3,121	211	4,066	152
Interest and other income, net	370	1,036	795	2,051

Income before provision (benefit) for income taxes	3,491	1,247	4,861	2,203
Provision (benefit) for income taxes	1,457	(54)	2,020	255

Net income	$2,034	$1,301	$2,841	$1,948

Basic net income per common share	$0.10	$0.06	$0.14	$0.10

Diluted net income per common share	$0.10	$0.06	$0.14	$0.09

Basic weighted average common shares outstanding	20,278	20,409	20,243	20,446

Diluted weighted average common shares outstanding	20,682	20,926	20,551	20,993

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2008	2007	2008
GAAP gross profit	$24,527	$19,026	$22,238
Stock-based compensation expense	36	54	35
Amortization of intangibles	578	165	579

Non-GAAP gross profit	$25,141	$19,245	$22,852

GAAP income from operations	$3,121	$211	$945
Stock-based compensation expense	410	432	379
Amortization of intangibles	662	165	663

Non-GAAP income from operations	$4,193	$808	$1,987

GAAP net income	$2,034	$1,301	$807
Stock-based compensation expense	410	432	379
Amortization of intangibles	662	165	663
Provision for income tax	(446)	27	(428)

Non-GAAP net income	$2,660	$1,925	$1,421

Diluted net income per common share:
GAAP	$0.10	$0.06	$0.04

Non-GAAP	$0.13	$0.09	$0.07

Diluted weighted average common shares outstanding GAAP and Non-GAAP (1)	20,682	20,926	20,444

(1)	No adjustment has been made to the GAAP diluted weighted average common shares outstanding.

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$81,446	$71,410
Marketable securities	—	7,451
Accounts receivable, net	23,719	20,780
Unbilled accounts receivable	5,800	5,366
Inventory	154	319
Deferred income taxes, prepaid expenses and other current assets	3,321	3,627

Total current assets	114,440	108,953

Marketable securities	6,290	6,968
Property and equipment, net	13,859	10,884
Intangible assets, net	7,308	8,633
Goodwill	14,639	14,639
Deferred income taxes and other assets	4,524	3,461

Total assets	$161,060	$153,538

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,540	$489
Accrued liabilities	10,729	8,555
Other income taxes	1,189	658
Deferred rent	294	326
Deferred revenue	27,007	28,722

Total current liabilities	40,759	38,750

Accrued liabilities	47	59
Deferred rent	2,766	1,762
Deferred revenue	2,650	1,772
Other income taxes	550	550

Total liabilities	46,772	42,893

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	91,886	89,878
Retained earnings	37,679	34,838
Accumulated other comprehensive (loss) income	(183)	160
Treasury stock, at cost	(15,122)	(14,259)

Total stockholders’ equity	114,288	110,645

Total liabilities and stockholders’ equity	$161,060	$153,538